As filed with the Securities and Exchange Commission on May 6, 2010
File No. 001-34679

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

Amendment No. 1 to

FORM 10
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GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934

Vishay Precision Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0986328
(State or other jurisdiction of	(IRS employer identification no.)
incorporation or organization)

3 Great Valley Parkway, Suite 150
Malvern, PA 19355

(Address of principal executive offices)
484-321-5300

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value	New York Stock Exchange
(Title of Class)	(Exchange on which registered)

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒(Do not check if a smaller reporting company)	Smaller reporting company ☐

Item 1. Business

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:
  Summary
  Risk Factors
  Forward-Looking Information
  Description of Our Business
  Management’s Discussion and Analysis of Financial Condition and Results of Operations
  Certain Relationships and Related Party Transactions – Agreements with Vishay Intertechnology
  Where You Can Find More Information
Item 1A. Risk Factors

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:
  Risk Factors
  Forward-Looking Information
Item 2. Financial Information

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:
  Summary
  Risk Factors
  Capitalization
  Selected Historical Financial Data
  Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 3. Properties

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:
  Description of Our Business—Properties
Item 4. Security Ownership of Certain Beneficial Owners and Management

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:
  Security Ownership of Certain Beneficial Owners

Item 5. Directors and Executive Officers

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:
  Management
Item 6. Executive Compensation

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:
  Management
  Executive Compensation
  Historical Compensation Tables
Item 7. Certain Relationships and Related Transactions

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:
  Summary
  Risk Factors
  Management’s Discussion and Analysis of Financial Condition and Results of Operations
  Management
  Certain Relationships and Related Transactions
Item 8. Legal Proceedings

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:
  Description of Our Business—Legal Proceedings
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:
  Summary
  The Spin-off
  Risk Factors
  Dividend Policy
  Description of Our Capital Stock
Item 10. Recent Sales of Unregistered Securities

Not applicable

Item 11. Description of Registrant’s Securities to be Registered

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:
  Description of Our Capital Stock
Item 12. Indemnification of Directors and Officers

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:
  Description of Our Capital Stock – Limitation on Liability of Directors and Indemnification of Directors and Officers
Item 13. Financial Statements and Supplementary Data

The following sections of our information statement, filed as Exhibit 99.1 to this Form 10, are hereby incorporated by reference:
  Summary
  Selected Historical Financial Data
  Management’s Discussion and Analysis of Financial Condition and Results of Operations
  Unaudited Pro Forma Combined and Consolidated Financial Statements
  Index to Combined and Consolidated Financial Statements (and the financial statements referenced therein)
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable

Item 15. Financial Statements and Exhibits

The following section of our information statement, filed as Exhibit 99.1 to this Form 10, is hereby incorporated by reference:
  Index to Combined and Consolidated Financial Statements (and the financial statements referenced therein)
Exhibits
3.1†	Form of Amended and Restated Certificate of Incorporation of the Registrant

3.2†	Form of Amended and Restated Bylaws of the Registrant

10.1	Form of Master Separation and Distribution Agreement between the Registrant and Vishay Intertechnology, Inc. (“Vishay Intertechnology”)

10.2	Form of Tax Matters Agreement between the Registrant and Vishay Intertechnology

Exhibits, continued
10.3†	Form of Trademark License Agreement between Registrant and Vishay Intertechnology

10.4	Form of Employee Matters Agreement between the Registrant and Vishay Intertechnology

10.5	Form of Transition Services Agreement between the Registrant and Vishay Intertechnology

10.6*	Form of Supply Agreement between Vishay Advanced Technology, Ltd., a subsidiary of the Registrant as Supplier and Vishay Dale Electronics, Inc., a subsidiary of Vishay Intertechnology as Buyer.

10.7	Form of Secondment Agreement between the Registrant and Vishay Intertechnology

10.8	Form of Patent License Agreement between the Registrant and Vishay Dale Electronics, Inc., a subsidiary of Vishay Intertechnology

10.9†
Form of Real Property Lease Agreement between Vishay Advanced Technology, Ltd., a subsidiary of the Registrant and Dale Israel Electronic Industries Ltd., a subsidiary of Vishay Intertechnology (Be’er Sheva, Israel)

10.10†	Form of Vishay Precision Group, Inc. 2010 Stock Incentive Program

10.11	Form of Warrant Agreement

10.12	Form of Note Instrument

10.13	Form of Put and Call Agreement

10.14*	Form of Supply Agreement between Vishay Dale Electronics, Inc., a subsidiary of Vishay Intertechnology as Supplier and Vishay Advanced Technology, Ltd., a subsidiary of the Registrant as Buyer

10.15*	Form of Supply Agreement between Vishay Measurements Group, Inc., a subsidiary of the Registrant as Supplier and Vishay S.A., a subsidiary of Vishay Intertechnology as Buyer

21†	Subsidiaries of the Registrant

99.1	Preliminary Information Statement, dated as of May 6, 2010
____________________

†	Previously filed on March 26, 2010.
*	Confidential treatment has been requested with respect to certain portions of this Exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on May 6, 2010.

Vishay Precision Group, Inc.

By:	/s/ Ziv Shoshani

Ziv Shoshani
President
Chief Executive Officer-designate
principal executive officer

By:	/s/ William M. Clancy

William M. Clancy
Chief Financial Officer-designate
principal financial officer